UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2008

(Date of Report: Date of earliest event reported)

Sanguine Corporation

(Exact name of registrant as specified in its charter)

Nevada

000-24480

95-4347608

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

     of incorporation)

101 East Green Street, #6, Pasadena, California  91105

 (Address of principal executive office)

Registrant's telephone number, including area code: (626) 405-0079

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 8.01 Other Events.

Sanguine Corporation (the “Company”) has completed its twenty (20) to one (1) reverse split of its issued and outstanding shares of common stock.  The Company has also amended its articles of incorporation to reflect the reverse split and the addition of a preferred class of stock.  Shareholders of the Company previously approved the reverse split and the addition of 10,000,000 shares of preferred stock.  At this time, no shares of preferred stock have been issued.  As a result of the reverse split the symbol of the Company will be changed to “SGUI” effective September 10, 2008.  The Company issued a press release dated September 9, 2008, on the new stock symbol.

ITEM 9.01  Financial statements and Exhibits

(d) Exhibits.

Exhibit 3.1

Certificate of Amendment to the Articles of Incorporation

Exhibit 99.1

Press Release dated September 9, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Sanguine Corporation

By: /s/ David Nelson

Date: September 9, 2008

       David Nelson, CFO